As filed with the Securities and Exchange Commission on April 25, 2006	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW WORLD RESTAURANT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3690261
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1687 Cole Blvd., Golden, Colorado 80401	(303) 568-8000
(Address of Principal Executive Offices) (Zip Code)	(Registrant’s telephone number, including area code)

2004 Executive Employee Incentive Plan

Stock Option Plan for (Non-Employee) Independent Directors

(Full Title of the Plans)

Jill B.W. Sisson

General Counsel and Secretary

New World Restaurant Group, Inc.

1687 Cole Blvd.

Golden, CO 80401

(303) 568-8000

(Name and Address of Agent for Service)

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2004 Executive Employee Incentive Stock Option Plan, Common Stock, $0.001 par value	1,150,000	$8.50	$9,775,000	$1,045.93
Stock Option Plan for (Non-Employee) Independent Directors, Common Stock, $0.001 par value	200,000	$8.50	$1,700,000	$181.90
Total	1,350,000	—	—	$1,227.83

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of shares that may be issued in accordance with the provisions of such plans in connection with any anti-dilution provisions or in the event of any change in the outstanding common stock of the Company, including a stock dividend or stock split.

(2)          Estimated solely for purposes of calculating the registration fees pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low bid and asked prices for the Company’s common stock as quoted on the “pink sheets” on April 13, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registration Information and Employee Plan Annual Information. *

* In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2004 Executive Employee Incentive Plan and the Stock Option Plan for (Non-Employee) Independent Directors. The information required by Part I is included in documents sent or given to the respective participants in the plans registered hereunder pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by New World Restaurant Group, Inc. and subsidiaries (the Company) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2006, filed pursuant to the Exchange Act;

(b)                                 The Company’s Current Reports on Form 8-K as filed with the SEC on February 1, 2006; February 3, 2006; February 28, 2006; March 2, 2006; and March 6, 2006.

(c)                                  The description of the Company’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on November 3, 1995, and any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts

Not applicable.

Item 6. Indemnification of Directors and Officers

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article Twelfth of the Company’s Restated Certificate of Incorporation, as amended, eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liabilities related to (a) any breach of a director’s duty of loyalty to Registrant or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) a violation under Section 174 of the DGCL or (d) for any transaction from which a director derives an improper personal benefit.

Section 145 of the DGCL permits the Company to indemnify its directors and officers. In addition, Article Eleventh of the Company’s Restated Certificate of Incorporation and Article 6 of the Company’s By-Laws require the Company to indemnify any current or former directors or officer to the fullest extent permitted by the DGCL.

The Company carries policies of insurance which cover the individual directors and officers of the Company for legal liability and which would pay on behalf of the Company for expenses of indemnification of directors and officers.

Item 7. Exemptions from Registration Claimed

Not applicable

Item 8. Exhibits

(a)                                  The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit No.	Exhibit
4.1	2004 Executive Employee Incentive Stock Option Plan (incorporated by reference from Registrant’s Schedule 14A, filed on April 29, 2005 included as Annex A)
4.2	Amendment to 2004 Executive Employee Incentive Stock Option Plan (incorporated by reference from Registrant’s Schedule 14A, filed on April 29, 2005 included as Annex B)
4.3	Stock Option Plan for Independent Directors (incorporated by reference from Registrant’s Schedule 14A, filed on April 29, 2005 included as Annex C)
4.4	Amendment to Stock Option Plan for (Non-Employee) Independent Directors (incorporated by reference from Registrant’s Schedule 14A, filed on April 29, 2005 included as Annex D)
5.1	Opinion of Holme Roberts & Owen LLP
23.1	Consent of Grant Thornton LLP.

23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement.)

Item 9. Undertakings

(1)               The undersigned registrant hereby undertakes:

(a)                   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)                       Include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)                    Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)                 Include any material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

(b)                  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)                                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden and the State of Colorado, on the 24th day of April, 2006.

NEW WORLD RESTAURANT GROUP, INC.

By:	/s/ Paul J. B. Murphy, III
Paul J.B. Murphy, III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paul J.B. Murphy, III and Jill B.W. Sisson, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. B. Murphy, III	President and Chief Executive Officer	April 24, 2006
Paul J.B. Murphy, III	and Director
(Principal Executive Officer)

/s/ Richard P. Dutkiewicz	Chief Financial Officer)	April 24, 2006
Richard P. Dutkiewicz	(Principal Financial and Accounting
Officer

/s/ Michael W. Arthur	Director	April 24, 2006
Michael W. Arthur

/s/ E. Nelson Heumann	Director	April 24, 2006
E. Nelson Heumann

/s/ James W. Hood	Director	April 24, 2006
James W. Hood

/s/ Frank C. Meyer	Director	April 24, 2006
Frank C. Meyer

/s/ Leonard Tannebaum	Director	April 24, 2006
Leonard Tannenbaum

/s/ S. Garrett Stonehouse, Jr.	Director	April 24, 2006
S. Garrett Stonehouse, Jr.